Pat Fahey
Chairman and CEO
Frontier Financial Corporation
(425) 423-7250

John J. Dickson
President
Frontier Bank
(425) 514-0700

Michael J. Clementz
President
Frontier Financial Corporation
(425) 514-0717
FRONTIER FINANCIAL CORPORATION ANNOUNCES
MANAGEMENT CHANGES

EVERETT, WASHINGTON - December 8, 2008 -- Frontier Financial Corporation (NASDAQ: FTBK), the financial holding company for Frontier Bank, announced today that founder, long-time CEO and current Chairman Bob Dickson has announced that effective immediately he is stepping down from his position as Chairman and will retire from the Board of Directors on December 31, 2008.  Mr. Dickson was the President and CEO of Frontier Bank since its founding in 1978 to 2003 in addition to President and CEO of Frontier Financial Corporation from 1983 to 2003 and retires today after serving many years as Chairman of Frontier Bank and Frontier Financial Corporation.  Mr. Dickson has indicated his desire to devote more time to family matters.

Director Pat Fahey will replace Mr. Dickson as Chairman of Frontier Financial Corporation and Frontier Bank.  Mr. Fahey joined the board in 2006 after retiring as Chairman of Regional Banking at Wells Fargo Bank.  Prior to that, Mr. Fahey was Founder, President and CEO of Pacific Northwest Bank for 16 years.

Additionally, Frontier Financial Corporation also announced today two important additions to the executive management team.  Effective immediately, subject to regulatory approval, Mr. Fahey will be named CEO of Frontier Financial Corporation and Director Mike Clementz will be named President of Frontier Financial Corporation and CEO of Frontier Bank.

Mr. Fahey brings significant experience to his role as CEO and will be charged with implementing a revised business plan focused on growing a business banking franchise, rebalancing the loan portfolio and cultivating business banking deposits.  Mr. Fahey commented, “In this challenging market the Board understands that in order to achieve success we must refocus our business plan and work to create a more diversified organization with a balanced loan portfolio supported by core deposits.  The current environment presents many obstacles for our industry and our business, but I am excited by the opportunity this presents for our organization and I look forward to working with this talented team to accomplish our goals.”

John Dickson will transition from his role as President and CEO of Frontier Financial Corporation and become President of Frontier Bank charged primarily with the ongoing operation of Frontier’s core business.  Mr. Dickson commented “This economic climate has posed many challenges and I am proud to have a team that has consistently risen to the occasion.  The addition of Pat and Mike will add significant experience to our management team and immediately make us a stronger organization.”  Mr. Dickson will continue in his role as a Director of Frontier Financial Corporation and Frontier Bank.

Having previously served as President and CEO of Frontier Financial Corporation for three years, Mr. Clementz will assist Mr. Fahey and Mr. Dickson in the ongoing operations of the business and the implementation of the new business banking operations.  Mr. Clementz will continue to serve as a director of Frontier Financial Corporation and Frontier Bank.

Frontier is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank.  Frontier offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

Information herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  A variety of factors could cause Frontier Financial Corporation’s actual results to differ from those expected at the time of this release.  Investors are encouraged to read the SEC report of Frontier, particularly its Form 10-K for the Fiscal Year Ended December 31, 2007, for meaningful cautionary language discussion why actual results may vary from those anticipated by management.